Exhibit 10.4

DEBT PURCHASE AGREEMENT

This Debt Purchase Agreement (“Agreement”) is entered into as of the date of the last signature below (the “Closing Date”), by and among Pro-Dex Sunfish Lake, LLC (“Buyer”), Heron Enterprises, LLC (“Heron”) and Scott C. Robertson (“Robertson” and, together with Heron, jointly and severally, individually and collectively, “Seller”). Buyer and Seller are individually referred to in this Agreement as a “Party” and collectively as the “Parties”.

RECITALS

A.            Heron has made one or more loans (collectively, the “Riverside Loan”) to Riverside Manufacturing, Inc. (“Riverside”). In connection with the Riverside Loan, Riverside executed and delivered the following documents in favor of Heron: (i) a Combination Amended and Restated Convertible Promissory Note dated August 15, 2012, in the original principal amount of $238,927.67, and (ii) a Promissory Note dated September 20, 2013, in the original principal amount of $246,042.95 (collectively, the “Riverside Note”). For purposes of clarity, the term “Riverside Loan” shall include any and all loans made by Heron to Riverside, regardless of the amounts thereof, whether secured or unsecured, and whether evidenced in writing (including by promissory note, loan agreement or other documentation) or oral.

B.            Riverside has defaulted on its obligation to repay the Riverside Note.

C.            In light of, but not necessarily limited to, Riverside’s default under the Riverside Note, Heron may possess certain claims, rights or remedies against Riverside (collectively the “Heron Causes of Action”).

D.            Robertson may have loaned certain amounts to Riverside (such amounts, if any, collectively, the “Robertson Loans”). For purposes of clarity, the term “Robertson Loans” shall include any and all loans made by Robertson to Riverside, regardless of the amounts thereof, whether secured or unsecured, and whether evidenced in writing (including by promissory note, loan agreement or other documentation) or oral. Any documents, if any, representing any Robertson Loans are referred to herein as the “Robertson Loan Documents”. The Riverside Note and the Robertson Loan Documents are collectively referred to as the “Loan Documents”.

E.            Robertson may possess certain claims, rights or remedies against Riverside in respect of the Robertson Loans and Robertson Loan Documents (collectively the “Robertson Causes of Action” and, together with the Heron Causes of Action, collectively, the “Causes of Action”).

F.            Robertson is the sole member of Heron and, as such, benefits from any payments to Heron made hereunder.

G.            Subject to the terms and conditions of this Agreement, Buyer is willing to buy, and Seller is willing to sell, all of Seller’s right, title and interest in and to the Riverside Loan and the Robertson Loan (collectively, the “Loans”), the Loan Documents and the Causes of Action (collectively, the “Acquired Assets”).

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

1.             Purchase and Sale of Acquired Assets. Seller hereby absolutely and unconditionally assigns, transfers and conveys to Buyer all of Seller’s right, title and interest in, under and to the Acquired Assets. Seller agrees that, from and after the date of this Agreement, all payments due to or received by Seller (including those accrued but unpaid) relating to the Acquired Assets (the “Purchased Payments”) shall be paid directly to Buyer and that Seller shall give prompt notification to Riverside of Buyer’s acquisition of the Acquired Assets. In the event Seller receives any Purchased Payments, Seller shall hold such payments in trust for the benefit of Buyer and promptly turn over or otherwise pay to Buyer the full amount of such payments without setoff or deduction of any kind.

2.             Purchase Price. The aggregate purchase price (“Purchase Price”) payable by Buyer to Seller for the sale and purchase of all of Seller’s right, title and interest in the Acquired Assets shall be Five Thousand Dollars ($5,000). The Purchase Price shall be paid on the Closing Date contemporaneous with the Parties’ execution of this Agreement to an account designated in writing by Robertson.

3.             Transfer Documents. On the Closing Date, Seller shall execute any endorsements, assignments, or other documents or instruments of conveyance that are required to evidence the sale and transfer of Seller’s right, title and interest in the Acquired Assets to Buyer, including the following:

a.
Seller shall deliver to Buyer an original of all Loan Documents and all other documents relating thereto, in its possession, custody or control, and any additional documents related to the Loans as may be reasonably requested by the Buyer.

b.	Seller shall execute and deliver to Buyer allonge endorsements to the Riverside Note substantially in the form attached to this Agreement as Exhibit A (“Allonges”).

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4.             Transfer and Recordation Taxes. Except as expressly set forth herein to the contrary, Buyer and Seller shall each pay its own respective costs and expenses that may be incurred in connection with the negotiation and drafting of this Agreement and the transactions contemplated by this Agreement. Buyer shall pay all transfer, filing and recording fees, and any state or county documentary taxes, if any, with respect to the filing or recording of any document or instrument to be executed and delivered in connection with the transfer of the Loans.

5.             Assumption of Loans and Indemnification. On the Closing Date, Buyer shall assume all of Seller’s obligations under or relating to the Loans to the extent such obligations arise or relate to the period on or after the Closing Date. On the Closing Date, Seller shall retain all of Seller’s obligations under or relating to the Loans to the extent such obligations arise or relate to the period prior to the Closing Date. Buyer agrees to indemnify, defend, and hold Seller harmless from and against any loss, liability, claim, demand, cost, or expense, including reasonable attorney and accountant fees and costs, to which Seller may become subject on account of, arising out of, related to or with respect to the Loans that (a) arises or is the result of actions of Buyer that occur on or after the Closing Date or (b) results from Buyer’s gross negligence or willful misconduct before, on or after the Closing Date. Seller agrees to indemnify, defend, and hold Buyer harmless from and against any loss, liability, claim, demand, cost, or expense, including reasonable attorney and accountant fees and costs, to which Buyer may become subject on account of, arising out of, related to or with respect to the Loans that (a) arises or is the result of actions of Seller that occurred prior to the Closing Date or (b) results from Seller’s gross negligence or willful misconduct before, on or after the Closing Date.

6.             Seller’s Representations and Warranties. Except as expressly provided in this Agreement, Seller’s assignment of its right, title and interest in the Acquired Assets to Buyer is “as is,” “where is,” “with all faults,” and without recourse to the Seller, and without any representations or warranties, express or implied. Without limiting the foregoing, Seller makes no representations or warranties regarding the prospects for repayment of the Loan; the value, existence, or identity of the collateral securing the Loans; the environmental condition of the collateral securing the Loans; or the enforceability of the Loan Documents against Riverside. Notwithstanding this disclaimer, Seller represents and warrants to Buyer as follows:

a.
Ownership of and Validity of Loan Documents and Right to Sell. Seller is the sole owner and holder of the Riverside Loans, the Riverside Note and the sole owner and beneficiary of the Loan Documents, and has the full right and authority to sell, assign and transfer the Acquired Assets to Buyer. All of the Loan Documents requiring a signature of Seller have been duly signed by an authorized representative of Seller. Any copies of the Loan Documents are true and correct copies of validly executed originals of the respective Loan Document.

b.
No Participation or Prior Assignments. The sale, assignment and transfer of the Loans and Loan Documents to Buyer will be free of any participation interest. Seller has not transferred, assigned, pledged or otherwise hypothecated any of its rights, title, interests or remedies in or with respect to the Acquired Assets.

c.	Authority. This Agreement has been duly executed and delivered by Seller, and this Agreement constitutes Seller’s legal, valid and binding obligation, enforceable

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against Seller in accordance with its terms.

d.	Good Standing. As of the Closing Date, Heron will be duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

e.
No Violation. Seller’s execution, delivery and performance of this Agreement and its obligations hereunder will not violate, conflict with or breach, in any material respect, any provision of any applicable law, regulation, judgment, order, decree, writ, injunction, contract, agreement or instrument to which it is subject, and it has obtained all consents, approvals, authorizations and orders from every person, and of every court, agency, or governmental or regulatory body that is required for Seller’s execution, delivery and performance of this Agreement.

f.
No Obligation to Lend. The are no obligations of Seller to lend or otherwise advance funds or make payments to Riverside or any of its affiliates in respect of any of the Acquired Assets that have not be loaned, funded or paid in full prior to the Closing Date.

g.
No Other Loans. The Loans acquired by Buyer pursuant to this Agreement constitute all of the loans and other rights as a creditor held by Seller with respect to Riverside. Seller does not have any outstanding loans made to Sheldon A. Mayer, LLC.

h.	Outstanding Balance. Excluding attorney fees and costs, the outstanding balances of the Riverside Note as of November 21, 2014 are not less than:

Note	Principal	Accrued Interest	Late Charge	Total Due
Riverside Note	$484,970.62	$31,221.50	$2,814.65	$519,006.77

7.             Buyer’s Representations and Warranties. Buyer hereby represents and warrants to Seller as follows:

a.
Authority. This Agreement has been duly executed and delivered by Buyer, and this Agreement constitutes Buyer’s legal, valid and binding obligation, enforceable against Buyer in accordance with its terms.

b.	Good Standing. As of the Closing Date, Buyer will be duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

c.
No Violation. Buyer’s execution, delivery and performance of this Agreement and its obligations hereunder will not violate, conflict with or breach, in any material respect, any provision of any applicable law, regulation, judgment, order, decree, writ, injunction, contract, agreement or instrument to which it is subject, and it has obtained all consents, approvals, authorizations and orders from every person, and of every court, agency, or governmental or regulatory body that is required for Buyer’s execution, delivery and performance of this Agreement.

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8.             Seller Covenants. Should Seller receive any notice or other information concerning the Acquired Assets after the Closing Date, Seller shall promptly forward such notice or other information to Buyer. Should Seller receive any payment on the Loans or on account of any of the Acquired Assets, Seller shall immediately forward same to Buyer.

9.             Confidentiality. The Parties agree that they will not disclose the terms of this Agreement to anyone other than their attorneys, accountants and tax advisors, or as required by law (including pursuant to the disclosure requirements of the Securities and Exchange Commission), or as necessary to enforce this Agreement.

10.           Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

11.           Assignment. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including the Exhibits hereto, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, successors and assigns. This Agreement may not be assigned by any Party without the prior written consent of the other Parties.

12.           General Provisions. There are no oral side agreements between Seller and Buyer. This Agreement represents the entire agreement between the Parties relative to the subject matter of this Agreement. The Parties agree to testify that all agreements, representations, recitals, covenants and terms of this Agreement are true and binding upon them. This Agreement shall be construed according to the laws of the State of Minnesota. The sole jurisdiction and venue for any dispute arising out of or relating to this Agreement shall be the state and federal courts located in Hennepin County, Minnesota. Any provision of this Agreement which is void or unenforceable may be severed from the remaining provisions without affecting the enforceability of the remaining provisions. No change, modification, or waiver of any of the provisions of this Agreement will be binding unless signed by an authorized representative of the Party against whom the same is sought to be enforced. The failure of a Party to insist upon strict adherence to any term or condition of this Agreement on any occasion shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or condition or to any other term of this Agreement. Any waiver of any term or condition of this Agreement shall be effective only if in writing and signed by the Party against whom such waiver is sought to be enforced.

13.           Survival. Each and every covenant hereinabove made by Buyer or Seller shall survive the Closing Date and shall not merge into any document executed as part of this Agreement, but instead shall be independently enforceable except to the extent expressly limited in this Agreement.

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14.           Third Party Beneficiaries. No person, firm or other entity other than the parties hereto shall have any rights or claims under this Agreement.

15.           Counterparts. This Agreement may be executed in multiple counterparts, all of which, taken together, shall constitute one document. One or more counterparts of this Agreement, together with any other documentation related hereto, may be delivered by facsimile, “.pdf” or other electronic format, with the intention that delivery by such means shall have the same effect as delivery of an original thereof.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Agreement through their authorized representatives on the dates listed below their respective signatures.

BUYER

Pro-Dex Sunfish Lake, LLC, Buyer

By:	/s/	Harold A. Hurwitz
Name:		Harold A. Hurwitz
Title:		President
Date:		November 21, 2014

SELLER

Heron Enterprises, LLC

By:	/s/	Scott Robertson
Name:		Scott Robertson
Title:		President
Date:		21 Nov 14

/s/ Scott Robertson
Scott Robertson, individually
Date:		21 Nov 14

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EXHIBIT A

Form of Allonge Endorsement to Promissory Notes